Tidal ETF Trust N-14

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Gotham Short Strategies Fund, a series of FundVantage Trust.

/s/ Tait, Weller & Baker LLP

Philadelphia, Pennsylvania

August 4, 2023